UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2018, Bristow Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain private investors (collectively, the “Note Purchasers”), whereby the Company has agreed to issue, and the Note Purchasers have agreed to purchase, a minimum of $135 million aggregate principal amount of a new series of convertible senior secured notes of the Company (the “Convertible Notes”). The Note Purchasers also have the option, exercisable until December 14, 2018, to purchase up to an additional $15 million of Convertible Notes. The Convertible Notes will be issued under an indenture (the “Indenture”) to be dated as of the closing date (the “Closing”) of the previously announced acquisition by Bear Acquisition I, LLC, a wholly owned subsidiary of the Company (“Purchaser”), of all the issued and outstanding shares of Columbia Helicopters, Inc. (“Columbia”). The Convertible Notes will also be secured by a pledge of the common stock of Columbia, an unrestricted subsidiary, held by the Company pursuant to a pledge agreement (the “Pledge Agreement”) to be entered into concurrently with the Indenture. The Convertible Notes have an initial conversion premium of 20% to the three-day volume weighted average price of the Company’s common stock for the period ended as of November 27, 2018. In addition, the Company has agreed that one of its unrestricted subsidiaries which will be the survivor of a merger with Purchaser and which will subsequently merge concurrently with the Closing with and into Columbia will issue warrants (the “Warrants”) to purchase up to between 54% and 60% shares of the capital stock of Columbia, depending on the principal amount of Convertible Notes issued, in the event of certain events of bankruptcy, insolvency or reorganization with respect to the Company.

The Convertible Notes and the warrants will be issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act of 1933, as amended. The closing of the private placement is subject to the satisfaction of certain conditions, including (1) the execution and delivery of definitive documentation with respect to the Convertible Notes in accordance with the terms set forth in the Securities Purchase Agreement, (2) the Closing and (3) the absence of any material adverse effect with respect to Columbia’s business. The foregoing description of the Securities Purchase Agreement, the Indenture, the Convertible Notes, the Pledge Agreement and the Warrants does not purport to be complete and is subject to and qualified in its entirety by reference to the Securities Purchase Agreement, the Indenture, the Convertible Notes, the Pledge Agreement and the Warrants, copies or forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of November 27, 2018, by and between Bristow Group Inc. and the purchasers listed therein.

10.2	Form of Indenture (included as Exhibit A to the Securities Purchase Agreement).

10.3	Form of Convertible Notes (included in the Form of Indenture).

10.4	Form of Pledge Agreement (included as Exhibit B to the Securities Purchase Agreement).

10.5	Form of Warrant (included as Exhibit C to the Securities Purchase Agreement).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: November 28, 2018	By:	/s/ L. Don Miller
L. Don Miller
Senior Vice President and Chief Financial Officer